Exhibit 99.01
                                                                   -------------
PROXY


                           SOUTHERN BANCSHARES, LTD.
                        SPECIAL MEETING OF SHAREHOLDERS
                             ________________, 1998

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints ________________ and ________________, or either of them, as proxies of the undersigned, each with full power of substitution and resubstitution, to represent and to vote all of the shares of common stock of Southern Bancshares, Ltd. ("Southern Bancshares") which the undersigned beneficially holds of record on ___________, 1998 and would be entitled to vote at the Special Meeting of Shareholders of Southern Bancshares, to be held at _________________________, located at _______________ Street,
Carbondale, Illinois 62901, on ___________, 1998, at ___:____ __.m., local time, and at any adjournments thereof, with all of the powers the undersigned would possess if personally present, on the matters set forth below.

         The Board of Directors of Southern Bancshares recommends a vote FOR approval of Proposals 1 and 2.

         1. Approval and adoption of the Merger of Southern Bancshares with an into Old National Bancorp ("ONB") pursuant to the Agreement of Affiliation and Merger ("Agreement"), dated May 27, 1998, between Southern Bancshares and ONB, pursuant to which each outstanding share of Southern Bancshares common stock will be converted into the right to receive 2.75 shares of ONB common stock, all as provided for in the Agreement.

                   [ ] FOR           [ ] AGAINST           [ ] ABSTAIN

         2. Approval of certain stock options of Stephen Schauwecker, Daniel Schafer and Teresa Rust-Hancock.

                   [ ] FOR           [ ] AGAINST           [ ] ABSTAIN

         3. In their discretion, on such other matters as may properly come before the Special Meeting.

                   Please sign on reverse side(continued on other side)

                          (continued from other side)

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR APPROVAL OF BOTH PROPOSALS. ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OF SOUTHERN BANCSHARES. THIS PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.



DATED:  _______________, 1998          _________________________________________
                                                (Signature of Shareholder)



                                       _________________________________________
                                                (Signature of Shareholder)


                                       Please sign exactly as your name appears on your stock certificates and on the label placed to the left. Joint owners should each sign personally. Trustees, guardians, executors and others signing in a representative capacity should indicate the capacity in which they sign.